Exhibit (j)(2)

CONSENT OF WILLKIE FARR & GALLAGHER LLP

We hereby consent to the reference to our firm included in the statement of additional information of Sanford C. Bernstein Fund II, Inc. filed as part of Post-Effective Amendment No. 19 to the Registration Statement (File No. 333-82336) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A (File No. 333-82336).

/s/ Willkie Farr & Gallagher
Willkie Farr & Gallagher LLP

New York, New York

January 29, 2015